EXHIBIT 99.1
                      PRESS RELEASE DATED JANUARY 31, 2005

               USURF ANNOUNCES ACQUISITION OF SOVEREIGN COMPANIES

          DEAL VALUED AT $30M TO DELIVER BROADBAND SERVICES POWERHOUSE

BROOMFIELD, COLO., JAN. 31, 2005 - Usurf America, Inc. (OTCBB:USUR), a leading regional provider of wired and wireless high-speed broadband communications services, announced today that it has executed a definitive agreement to acquire Denver-based Sovereign Companies in a deal valued at $30 million.

Founded in 1992, Sovereign is a diversified building and construction management services company specializing in delivering turn-key residential and commercial developments with completely integrated broadband and communication infrastructure and services. Sovereign currently employs over 100 people and is offering construction and communications services in Colorado, Minnesota, Wisconsin, and Arizona. Sovereign properties are renowned for quality construction and for excellent voice, video, and data services.

"Sovereign represents the next generation developer that can deliver a complete portfolio of construction and communications services to new communities, and to large developer and municipal partners," said Dave Weisman, chairman of Usurf. "Their model is to be a one-stop service provider that offers construction, networking, financial, technology, and on-going operations services to individual customers, developer partners, municipalities, and other service providers."

By merging the two companies and leveraging Usurf's expertise in deploying next generation communications infrastructure, Usurf will be in a unique position to greatly expand its reach into the housing market and to offer a comprehensive suite of communications-oriented technology and building services to other developers and to municipalities seeking to deploy next generation communications infrastructure.

As communications solutions become more complicated and more specialized, it is vitally important to design new developments as early as possible. The Usurf/Sovereign combination represents a unique pairing of technology and development that can together provide the most complete set of building and communications services possible.

Operating as a division of Usurf, Sovereign will be able to expand its suite of building services to include key broadband and wireless communications technologies and service provisioning currently being developed and deployed by Usurf. By offering a more comprehensive set of services, Sovereign will be able to bridge the gap between traditional builders seeking to integrate communications solutions into their projects and technology providers seeking to deploy their technologies into new and existing developments.

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Weisman also stated, "Usurf was seeking new and innovative ways to bring its communications technologies to market. The Sovereign acquisition represented a very accretive opportunity to greatly expand our customer base, to access thousands of new customers, and to work closely with other developers and city and state agencies seeking to integrate new communications technologies onto their existing infrastructure. We believe our combined market opportunity to be very large, our competition fragmented, and our timing to be excellent."

The transaction will be treated as an acquisition and promises to be immediately accretive to revenue.

Specific components of the transaction will be reported in subsequent SEC filings and include the initial issuance of restricted stock combined with specific earn-out provisions based upon the attainment of financial performance milestones over the next 36 months.

Ed Garneau, currently the CEO of Sovereign will continue to lead the Sovereign Companies division of Usurf and will report to the CEO of Usurf. "We have been building a tightly integrated and very profitable business for the last 12 years based upon delivering quality projects and state-of-the-art communications infrastructure coupled with excellent post-sale service provisioning," said Garneau. "By combining with Usurf, we can greatly expand our product portfolio, enter new and highly complementary markets, and quickly grow our business."

Weisman added further, "We are delighted to be partnering with Ed Garneau and the entire Sovereign management team. They are aggressive, highly focused, and we believe this business combination will represent the catalyst to quickly grow Usurf's revenues and generate significant profits for its shareholders."

The transaction is expected to close in Q1 2005.

ABOUT USURF AMERICA, INC.
Based in Broomfield, Colo., Usurf America is implementing specific strategies designed to leverage the Company's IP-based software technology enabling fully ubiquitous voice, video and data product deployments in targeted geographic regions of the United States. For more information about Usurf America, please visit the Company's website at www.usurf.com.

SAFE HARBOR STATEMENT: Some information in this release is forward looking. These forward-looking statements may be affected by the risks and uncertainties in Usurf America's business. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of Usurf America's Securities and Exchange Commission filings. Usurf America wishes to caution readers that certain important factors may have affected and could in the future affect its actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of Usurf America. There are many factors that will determine whether Usurf America will be successful in its endeavors, including, without limitation, access to adequate capital and consumer acceptance of its telecommunications service offerings. Usurf America undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.